Exhibit 4.79
                                  ------------


                       ADDENDUM TO NOTE PURCHASE AGREEMENT
                       -----------------------------------

            Each of the undersigned

            (i) confirms that it has received a copy of the Note Purchase Agreement, dated as of December 15, 2000, as amended by Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001, Amendment No. 2 to Note Purchase Agreement, dated as of January 31, 2002, and Amendment No. 3 to Note Purchase Agreement, dated as of April 16, 2002 (as the same from time to time may be further amended, supplemented, waived or modified and in effect, the "Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Agreement), among RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum; (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iii) agrees to all of the provisions of the Agreement; (iv) agrees that the related Group Funding Limit is $50,000,000 and the related Committed Purchaser's Purchase Percentage is thirteen and one-third percent (13.333333%); (v) designates ABN AMRO Bank N.V. as the Managing Agent for itself, and such Managing Agent hereby accepts such appointment; and (iv) becomes a party to the Agreement and a Purchaser or Managing Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Agreement. The notice address for each member of the Additional Ownership Group is as set forth on Schedule I attached hereto.

            This Addendum shall be effective when a counterpart hereof, signed by the undersigned, RCFC and the Administrative Agent has been delivered to the parties hereto.

            This Addendum shall be governed by and construed in accordance with the laws of the State of New York.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the undersigned have caused this Addendum to be duly executed and delivered by its duly authorized officer or agent as of this 15th day of August, 2002.

                                        ABN AMRO Bank N.V., as Managing Agent


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        AMSTERDAM FUNDING CORPORATION, as
                                          Conduit Purchaser


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        ABN AMRO Bank N.V., as Committed
                                          Purchaser


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        By:  ___________________________________
                                             Name:
                                             Title:

Acknowledged and Agreed to as of the
  date first above written:

RENTAL CAR FINANCE CORP.


By:  ___________________________________
     Pamela S. Peck
     Vice President and Treasurer

BANK ONE, NA, as Administrative Agent


By:  ___________________________________
     Name:
     Title:

                                   SCHEDULE I

                              ADDRESSES FOR NOTICES


In the case of the Conduit Purchaser:
------------------------------------

Amsterdam Funding Corporation
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, NY  10036
Facsimile:  (212) 302-8767
Attention:  Andrew L. Stidd

With a copy to:

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Gina Brown
Facsimile:  (312) 904-4250

In the case of the Committed Purchaser and the Managing Agent:
-------------------------------------------------------------

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Gina Brown
Facsimile:  (312) 904-4250